UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

PEMCO AVIATION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

April 27, 2007

To the stockholders of Pemco Aviation Group, Inc.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), to be held at 9:00 a.m., local time, on Wednesday, May 16, 2007, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212. Notice of the Annual Meeting, a Proxy Statement and a form of Proxy accompany this letter. Also enclosed is the Company’s 2006 Annual Report on Form 10-K.

Information about the Annual Meeting and the various matters on which the stockholders will act is included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your Proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your Proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your Proxy and vote in person.

Sincerely,

Ronald A. Aramini

President and Chief Executive Officer

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

To the stockholders of Pemco Aviation Group, Inc.:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Pemco Aviation Group, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Wednesday, May 16, 2007, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212.

The Annual Meeting is being called for the following purposes:

1.	To elect three Class I directors to serve on the board of directors of the Company (the “Board”) for a three-year term expiring at the 2010 annual meeting.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on April 3, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in the Proxy Statement.

Accompanying this Notice of Annual Meeting is a Proxy. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini

President and Chief Executive Officer

Birmingham, Alabama

April 27, 2007

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

PROXY STATEMENT

General

The board of directors (the “Board”) of Pemco Aviation Group, Inc. (the “Company”) is soliciting the enclosed Proxy for use at the annual meeting of stockholders to be held on May 16, 2007, at 9:00 a.m., local time, at the principal executive offices of the Company located at 1943 North 50th Street, Birmingham, Alabama 35212 (the “Annual Meeting”). This Proxy Statement was first mailed to stockholders on or about April 27, 2007.

All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

Voting

Stockholders of record at the close of business on April 3, 2007 will be entitled to vote at the Annual Meeting. As of April 3, 2007, 4,126,200 shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, constitutes a quorum.

Once a quorum of the stockholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Class I Directors: A plurality of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of Class I directors.

•

Other Items: The affirmative vote of the holders of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve any other items of business.

Abstentions and “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Revocability of Proxies

A Proxy may be revoked by written notice to the Vice President—Legal and Corporate Affairs of the Company at any time prior to the voting of the Proxy, by executing a later-dated Proxy or by attending the Annual Meeting and voting in person. Unless instructed to the contrary, unrevoked Proxies will be voted for the election of the nominees to the Board.

Solicitation

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy is being borne by the Company.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

General

The Board currently consists of seven directors that are divided into three classes, with staggered terms of office. The term of office of each class expires in successive years. The term for the Class II directors, Messrs. Wilson and Richards, will expire in 2008. The term for the Class III directors, Messrs. Joyal and Tennenbaum, will expire in 2009. The term for the Class I directors, Messrs. Aramini, Bowling, and Yates, expires at the Annual Meeting. The Board is recommending the election of Ronald A. Aramini, Harold T. “Skip” Bowling, and Ronald W. Yates as Class I directors. Each of the Class I directors elected at this Annual Meeting will serve a three-year term expiring at the 2010 Annual Meeting of Stockholders or until his respective successor is elected and qualified, or until his earlier resignation or removal.

Vote Required; Board Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the three director nominees to the Board. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the nominees receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the Proxies will be voted for the election of each of the three nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the Proxies will be voted for another person or persons designated by the Board. In no event will the Proxies be voted for more than three nominees.

The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in this Proxy Statement.

Director Nominees and Current Directors

The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each, follow.

Nominees

Ronald A. Aramini (age 61) was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc. Prior to that position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

Harold T. “Skip” Bowling (age 72) was appointed to the Board in 1999 and as Vice Chairman of the Board in 2000. Mr. Bowling was an executive with Lockheed Martin for 43 years. From 1995 until his retirement in 1997, he served as President of Lockheed Martin Aeronautics International (military/commercial aircraft maintenance/modification business). Mr. Bowling serves on the Board of Trustees for St. Joseph Hospital in Burbank, California. Mr. Bowling received a B.S. in Aeronautical Engineering from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

Ronald W. Yates (age 68) was appointed as a member of the Board in December 2001. General Yates is an independent consultant to the aerospace industry. General Yates retired as a four star General from the U.S. Air Force in 1995, after 35 years of service, the last three of which were spent commanding the day-to-day operations of the Air Force Material Command. General Yates serves on the Board of Directors for On Stream Media Corp. and is a trustee under a special security arrangement with EaglePicher Incorporated. Additionally, General Yates is a member of the Board of Visitors of the National Defense University and a member of the

Board of Directors of the U.S. Air Force Academy’s Association of Graduates. He is a graduate of the U.S. Air Force Academy and received a Masters Degree in Systems Management from the University of Southern California.

Directors Whose Terms Expire in 2008

Hugh Steven Wilson (age 59) was appointed as a member of the Board on March 13, 2006 after the resignation of Mark K. Holdsworth. He has been a Managing Partner of Tennenbaum Capital Partners, LLC (“TCP”), a private investment firm, since January 1, 2005. Prior to joining TCP, Mr. Wilson was a partner at the international law firm of Latham & Watkins LLP. He was Global Co-Chair of Latham & Watkins’ Mergers and Acquisitions Practice Group and former Chairman of the national Litigation Department and the national Mergers and Acquisitions Litigation Practice Group. He is a graduate of the University of Chicago Law School and received a Master of Laws degree from Harvard Law School. Mr. Wilson received his undergraduate degree from Indiana University.

Thomas C. Richards (age 77) was appointed as a member of the Board in 1995. General Richards was President of the National Security Industrial Association of Washington, D.C., a nonprofit corporation, from 1995 until 1997. General Richards has served as a consultant to The Mitre Corporation of Fairfax, Virginia, Mantech International of Fairfax, Virginia, and ICON Systems of San Diego, California, companies involved in the aviation and defense industry, since 1994. He was appointed by the President of the United States as the Administrator of the Federal Aviation Administration from 1991 to 1992, after having served on the Aviation Security and Terrorism Commission, which was formed by the President of the United States to review the Pan Am 103 accident. General Richards retired as a four star General from the U.S. Air Force in 1989 after 33 years of service, the last three of which were spent commanding the day-to-day operations of the U.S. European Command. General Richards currently serves on the advisory board of the Falcon Foundation. He received a B.A. from the Virginia Institute of Technology and an M.A. in Communications from Pennsylvania State University and attended the Army War College.

Directors Whose Terms Expire in 2009

Robert E. Joyal (age 62) was appointed to the Board in 2003. Mr. Joyal was the President of Babson Capital Management LLC (“Babson”), an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director (1997-1999) and Vice President and Managing Director (1987-1997) of the Massachusetts Mutual Life Insurance Company (“Mass Mutual”). Mr. Joyal is a trustee of various Investment Funds sponsored by Mass Mutual and First Israel Mezzanine Investors LTD. Mr. Joyal is also a director of Jefferies Group, Inc.

Michael E. Tennenbaum (age 71) was appointed Chairman of the Board in 1999. Mr. Tennenbaum has been the managing member of Tennenbaum & Co., LLC, a private investment firm, since its inception in June 1996 and is the Senior Partner of TCP. Mr. Tennenbaum currently serves on the Board of Directors of several privately held companies. From February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank, and also held the position of Vice Chairman, Investment Banking. Mr. Tennenbaum received a B.S. from the Georgia Institute of Technology in Industrial Engineering and an M.B.A., with honors, from Harvard University.

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because the Company’s Board of Directors currently has seven members, Nasdaq requires that at least four of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards sets forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, the Company does not consider a director to be independent unless the Board determines (i) that no relationships exist that would preclude a finding of independence and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance committees must also meet applicable independence tests of Nasdaq and the Securities and Exchange Commission (the “SEC”).

The Board of Directors annually reviews a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. After deliberation, the Board determined that four non-employee directors (Messrs. Joyal, Bowling, Yates, and Richards) are independent, and that the members of the Audit, Compensation and Nominating and Corporate Governance committees also satisfy the independence tests referenced above. There were no transactions, relationships or arrangements that necessitated consideration for purposes of determining the independence of the four directors listed above.

Information Concerning the Board and Certain Committees Thereof

The Board.    The Board held eleven meetings during 2006. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served. The independent directors hold executive sessions without management on a regular basis.

Audit Committee.    The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee, which currently consists of Messrs. Joyal, Richards and Yates, met eight times during 2006. The Board has determined that Mr. Joyal is an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. All of the members of the Audit Committee are “independent directors” as defined in The NASDAQ Stock Market’s Marketplace Rules (the “Marketplace Rules”) and are “independent” under applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board on April 21, 2004. The Audit Committee reviews the annual audits by the Company’s independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of the Company’s independent public accountants, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. See “AUDIT COMMITTEE REPORT.”

Compensation Committee.    The Compensation Committee, which currently consists of Messrs. Richards and Bowling, met three times during 2006. The members of the Compensation Committee are “independent directors” as defined in the Marketplace Rules. The Compensation Committee makes recommendations to the Board on executive compensation (except for the CEO) and selects those persons eligible to receive grants of stock, stock options and stock appreciation rights under the Company’s Nonqualified Stock Option Plan. The Compensation Committee has the sole authority to determine the CEO’s compensation. The Compensation Committee is governed by the Compensation Committee Charter, a copy of which is available on the Company’s website at www.pemcoaviationgroup.com under “Investors.” The Compensation Committee Report appears on page 19 of this proxy statement.

The scope of the Compensation Committee’s authority is limited by the responsibilities that are set forth in the charter. Additionally, in fulfilling its responsibilities, the Compensation Committee is permitted to delegate its authority (with certain exceptions) to subcommittees. The charter further provides the Compensation Committee with the authority to engage independent counsel, compensation and benefit consultants and other outside experts and advisors when determined by the Committee to be necessary or appropriate. The Company shall provide for appropriate funding, as determined by the Compensation Committee, for the payment of compensation to any persons retained by the Compensation Committee.

Meetings of the Compensation Committee are held at such times and places as the Committee determines. The Committee’s charter requires that the Committee hold at least two meetings per year. Agendas for meetings are set by the Chairman of the Compensation Committee.

Executive Committee.    The Executive Committee, which currently consists of Messrs. Tennenbaum and Bowling, did not meet during 2006. The primary function of the Executive Committee is director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board.

Finance Committee.    The Finance Committee, which currently consists of Messrs. Wilson, Joyal and Bowling, met nine times during 2006. The primary function of the Finance Committee is to monitor the periodic financial results of the Company and evaluate the performance of investment managers for the Company’s pension plan.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Bowling and Richards. Both members of the Nominating and Corporate Governance Committee are “independent directors” as defined in the Marketplace Rules. Among other things, the Nominating and Corporate Governance Committee recommends individuals for election to the Board, develops guidelines for Board compensation and reviews and administers the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee met one time in 2006 and nominated the current Board nominees for Class I directors as described in this Proxy Statement.

Strategic Action Committee.    The Strategic Action Committee, which currently consists of Messrs. Bowling, Richards and Yates, met eight times during 2006. The primary function of the Strategic Action Committee is to advise the Company on matters relating to corporate objectives and strategic initiatives.

Director Nomination Process

The Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board. Stockholders wishing to submit nominations must notify the Company of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “DEADLINE FOR STOCKHOLDER PROPOSALS.”

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for it to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. The Nominating and Corporate Governance Committee, however, has established certain criteria it considers as guidelines in determining nominations to the Company’s Board. The criteria include, among other criteria the Nominating and Corporate Governance Committee may deem appropriate: (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, (iii) experience in the Company’s industry and with relevant social policy concerns, (iv) experience as a board member of another publicly held company, (v) academic expertise in an area of the Company’s operations and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating and Corporate Governance Committee generally polls the

Board members and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates may be interviewed by the independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board. Recommendations received by stockholders will be processed and are subject to the same criteria as are other candidates recommended to the Nominating and Corporate Governance Committee. Historically, the Nominating and Corporate Governance Committee has not relied on third-party search firms to identify Board candidates. The Nominating and Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholder Communications with the Board of Directors

The Board has adopted the following procedures for stockholders to send communications to the Board or individual directors of the Company:

Stockholders seeking to communicate with the Board should submit their written comments to the Vice President—Legal and Corporate Affairs of the Company, Pemco Aviation Group, Inc., 1943 North 50th Street, Birmingham, Alabama 35212. The Vice President—Legal and Corporate Affairs of the Company will forward all substantive, responsible communications (excluding routine advertisements, business solicitations and other communications that he or she, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board, or, if applicable, to the individual director(s) named in the correspondence with a courtesy copy to the Chairman of the Board.

Board Attendance at Annual Meetings

The Company encourages all directors and director nominees to attend the Annual Meeting. In 2006, six of the seven directors attended the Annual Meeting.

Code of Ethics

The Company has established a Code of Ethics & Business Conduct (the “Code of Ethics”) that applies to its officers (including its chief executive officer and chief financial officer), directors and employees. The Code of Ethics contains general guidelines for conducting the Company’s business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the SEC.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics, are available, free of charge, on its website at www.pemcoaviationgroup.com under the heading “Investors.” The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Compensation of the Company’s Directors

The Company currently has an arrangement whereby each outside director earns an annual retainer of $28,000 plus $2,000 for each committee on which he serves as Chairman, and $2,000 plus expenses for attendance at each meeting of the Board and related activities. The directors also earn $2,000 plus expenses in connection with attendance at each meeting of a committee of the Board, except when a committee meets in conjunction with a full Board meeting. Pursuant to the Company’s Nonqualified Stock Option Plan, outside directors each receive an annual grant of options for 20,000 shares of Common Stock on the same date on which the Compensation Committee makes its annual grant of options to the Company’s officers and other key employees. The exercise price of the options granted to outside directors is the fair market value of the Common Stock on the date of the grant. All options granted to outside directors are immediately vested.

The Company currently has an arrangement whereby non-employee directors are compensated for special project work for Company-related activities that are outside of their normal duties as directors and members of committees of the Board. The arrangement provides for compensation at the rate of $2,000 per eight-hour day. During 2006, the Company paid the following amounts to non-employee directors for such special assignments: Michael E. Tennenbaum—$42,000 and Harold T. “Skip” Bowling—$16,000. Mr. Tennenbaum’s assignments primarily related to assistance in obtaining additional financing for the Company and assistance with the Company’s proposal to perform Programmed Depot Maintenance on the United States Air Force KC-135 tanker fleet (the “KC-135 Proposal”). Mr. Bowling’s assignment primarily related to monitoring current Pemco Aeroplex programs and assistance with the KC-135 proposal.

The Company had a three-year retirement benefit for its directors payable after they retire or otherwise terminate their service as a director of the Company. On March 8, 2005, the Board voted to terminate the directors’ retirement plan and the aggregate amount of accrued benefits of $90,000 was paid in March, 2006.

The following table sets forth a summary of the compensation paid or accrued during 2006, with regard to the outside directors of the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Robert E. Joyal	$84,000	$—	$36,715	$—	$—	$9,000	(1)	$129,715
Michael E. Tennenbaum	$52,000	$—	$36,715	$—	$—	$60,000	(1)(2)	$148,715
Harold T. “Skip” Bowling	$98,000	$—	$73,430	$—	$—	$34,000	(1)(3)	$205,430
Ronald W. Yates	$82,000	$—	$73,430	$—	$—	$9,000	(1)	$164,430
Hugh Steven Wilson	$53,000	$—	N/A	$—	$—	$—		$53,000
Thomas C. Richards	$92,000	$—	$73,430	$—	$—	$18,000	(1)	$183,430
Mark K. Holdsworth(4)	$4,000	$—	$—	$—	$—	$18,000	(1)	$22,000

(1)	Includes payments made as a result of terminating the directors’ retirement plan; Mr. Joyal—$9,000; Mr. Tennenbaum—$18,000; Mr. Bowling—$18,000; Gen. Yates—$9,000; Gen. Richards—$18,000 and Mr. Holdsworth—$18,000.

(2)	Includes special assignment fees of $42,000 related to obtaining additional financing for the Company and assistance with the KC-135 proposal.

(3)	Includes special assignment fees of $16,000 related to monitoring current Pemco Aeroplex programs and assistance with the KC-135 proposal.

(4)	Mr. Holdsworth resigned from the Company’s Board of Directors on February 6, 2006.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Messrs. Richards and Bowling. There were no insider participations nor Compensation Committee interlocks among the members of the Company’s Compensation Committee during 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Management

The following table sets forth certain information with respect to each of the executive officers who served as executive officers of the Company as of April 3, 2007.

Name	Age	Position
Ronald A. Aramini	61	President, Chief Executive Officer and Director
Randall C. Shealy	43	Senior Vice President and Chief Financial Officer
Doris K. Sewell	48	Vice President—Legal and Corporate Affairs

Ronald A. Aramini was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc. Prior to that position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

Randall C. Shealy has served as Vice President—Accounting since joining the Company in December 2004. In May 2005, Mr. Shealy was appointed as the Chief Accounting Officer of the Company. From 2000 to December 2004, Mr. Shealy served as Chief Financial Officer of Southern Research Institute located in Birmingham, Alabama. From 1985 to 2000, Mr. Shealy was employed in various capacities with Ernst & Young LLP in Birmingham, Alabama. Effective April 1, 2006, Mr. Shealy was appointed Senior Vice President and Chief Financial Officer of the Company.

Doris K. Sewell has served as Vice President—Legal and Corporate Affairs of the Company since 2000. From 1995 to 2000, Ms. Sewell served as Vice President, Corporate Counsel for Just For Feet, Inc. From 1990 to 1995, Ms. Sewell served as In-House Counsel for Bruno’s Inc.

Prior Management

John R. Lee served as Senior Vice President and Chief Financial Officer from 2000 until his retirement on March 31, 2006. From 1987 through 2000, Mr. Lee served as Vice President, Finance of Teledyne Brown Engineering, a division of Teledyne Technologies, Inc., a conglomerate of high technology businesses.

Eric L. Wildhagen served as Vice President—Engineering and Product Support from 2001 until his voluntary resignation on March 16, 2007. From 2000 to 2001, Mr. Wildhagen served as Group Head—Mechanical Engineering, Gulfstream Corporation. From 1988 to 2000, Mr. Wildhagen served as Manager of Engineering for BAE Systems Corporation, an aircraft modification company.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Oversight

The Board of Directors of Pemco Aviation Group, Inc. has appointed two independent directors to work as the Compensation Committee (which is referred to herein as the “Compensation Committee”) on behalf of the Board—Mr. Harold T. (“Skip”) Bowling and General Thomas C. Richards, USAF RET. These individuals have served as the members of the Compensation Committee since 1999. The purpose of the Compensation Committee is to (1) discharge the Board’s responsibilities relating to compensation of the Company’s executives and the Board, including design, recommendation for approval and evaluation of plans, policies and programs of the Company; and to (2) produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with proper corporate governance rules and regulations. The Committee’s charter can be found on the Company’s website at www.pemcoaviationgroup.com.

Compensation Philosophy

The Compensation Committee believes that the Company’s executive personnel should be compensated at competitive levels within the aviation industry, but that compensation should operate in tandem with the Company’s annual business plan in any given year. The business plan is developed by the Board’s Strategic Action Committee for the military, commercial, manufacturing and corporate divisions of the Company, and typically sets forth specific financial and strategic goals for the Company and each division within the Company. Historically, the compensation levels of the Company’s executive officers, including the executives who are identified in the Summary Compensation Table (whom we refer to as our “Named Executive Officers”), have been directly tied to the attainment of the financial and strategic goals in the annual business plan. These historical goals have been broken out by division as follows:

•	Goals in the military division have been primarily centered around objective levels of achievement in the KC-135 and C-130 programs, in terms of increased quality and efficiency standards and revenue.

•	Goals in the commercial division related to obtaining new core customers in the maintenance business and the development of cargo conversion programs for both the B737-300 and -400 aircraft.

•	The manufacturing division’s goals focused on the development of new products and the initiation of a component aspect to its business.

•	Corporate objectives centered on cost containment and support of the military, commercial and manufacturing divisions where needed.

In 2006, the Board elected to depart from its traditional development of an annual business plan as described above, and instead asked the named executives to focus generally on quality, schedule and cost containment measures, given specific divestiture goals for the California and Dothan, Alabama operations. These newly determined measures became the basis for the 2006 compensation determinations. The Board has retained the right to revise the goals in the annual business plan to meet continued subjective strategic objectives as the business evolves. The Compensation Committee’s primary objective has been to link executive pay to sustained growth in shareholder value. The following objectives are the stated goals of the Compensation Committee in setting executive compensation:

•	Motivate executives to achieve the goals set forth in the Company’s annual business plan.

•	Focus executives on achieving predetermined individual and team goals that complement the annual business plan.

•	Provide the opportunity for executives to earn highly competitive compensation; and

•

Create a common interest between executive officers and the Company’s stockholders through the use of stock options that link a portion of each executive officer’s compensation to the value of the Company’s Common Stock.

When the current Board began its leadership of the organization in 1999, one of its first acts was to retain William M. Mercer, Inc. (now Mercer Human Resource Consulting) to assist the Board in reviewing then-current compensation arrangements for select corporate positions, providing competitive data to utilize in recruiting, attracting and motivating executive level talent, and developing a formal compensation strategy to include base salary, annual incentive and annual long-term incentive factors. A confidential competitive survey analysis was provided for all senior management positions, and, based on the results of this survey, a pay strategy target of 50th percentile was determined to be appropriate by the Compensation Committee. The companies included in the peer group analysis in 1999 included Alaska Air Group, America West, Atlantic Coast, Aviation Sales, BF Goodrich, Hawaiian Airlines, Mesaba, Southwest Airlines and World Airways.

Elements of Compensation Program

Although the overall compensation program is no longer strictly tied to the annual business plan, the elements of the compensation program have remained the same, falling into the following four categories: (1) base salaries and benefits; (2) short-term cash incentives; (3) long-term equity incentives; and (4) certain supplemental arrangements. These types of compensation were chosen to provide a competitive base guaranteed level of compensation, combined with added incentives for the executives to work toward achieving the Company’s short and long-term goals. Supplemental arrangements have evolved as a need has arisen to provide a level of assurance to key employees that the Company will provide interim benefits should the Company’s position change significantly. These supplemental arrangements are designed to ensure that executives are focused on the Company’s goals and objectives without distraction.

Base Salaries

The base salary levels of the Company’s Named Executive Officers, and increases in base salary, if any, are determined annually in accordance with the Compensation Committee’s recommendation. Each executive officer reporting to the Chief Executive Officer (“CEO”), undergoes a performance evaluation with the CEO on the basis of the following factors: planning, communication, decision-making, job knowledge, effectiveness and efficiency, attendance and equal employment opportunity effectiveness. Performance evaluations are then reviewed and approved by the Compensation Committee for recommendation to the full Board. Approval by the Board would occur in the first quarter of the following calendar year, with salary increases, if any, to occur effective April 1 of that year. The CEO’s compensation is determined by his employment contract and any increases are made at the discretion of the Compensation Committee each year.

Short-Term Cash Incentive Compensation

Historically, the Board has set specific strategic and financial goals for the Company in an annual business plan, which is divided into military, commercial, manufacturing and corporate components. The Company has paid cash bonuses based in part on the extent to which executive officers met and/or exceeded the goals set forth in the annual business plan. For purposes of determining whether an executive is entitled to a cash bonus, the Board evaluates (i) the extent to which objective goals in the annual business plan have been satisfied and (ii) the executive’s individual performance. The weighting of these factors for the executives is as follows: objective goals–70%, and individual performance–30%.

The short-term cash incentive program provides that each Named Executive Officer must present to the CEO individual performance goals for achieving performance in his or her area of responsibility above threshold levels. As discussed above, the achievement of the individual performance goals accounts for 30% of the total bonus opportunity. These individual performance goals are reviewed and approved annually by the CEO and the Compensation Committee. The CEO’s individual performance goals are reviewed and approved by the Compensation Committee as well.

Beginning in 2006, the Board departed from its traditional methodology in determining whether to award cash bonuses to Named Executive Officers, a methodology which had been dependent upon the satisfaction of objective performance criteria and individual performance goals, as discussed above. Instead, the Board has established more subjective criteria in deciding whether to award cash bonuses to the Named Executive Officers. With respect to 2006, even though operational and financial metrics in the 2006 annual business plan were not met, the Board elected to utilize its discretion to award cash incentive bonuses to certain Named Executive Officers for progress made toward strategic goals, including cash management, divestiture of certain assets and settlement of certain litigation.

Long-Term Equity Incentive Compensation

The Compensation Committee has the authority to make equity awards to Named Executive Officers in the form of stock options under the Company’s Nonqualified Stock Option Plan. Stock options granted under the option plan vest over time, and at the discretion of the Compensation Committee, may be subject to the satisfaction of performance criteria. Under this plan, the Board’s decision on whether to grant stock options is based upon the Company’s attainment of its financial goals. For 2006, the Board subjectively determined the size of the option grants based upon the prior achievement by the Named Executive Officers of goals related to cash management, divestiture of certain assets and litigation settlement. The selection of option grant recipients and grant levels are recommended by the CEO to the Compensation Committee and by the Compensation Committee with regard to the CEO. The full Board votes upon long-term equity compensation grants to the Named Executive Officers, with the exception of the CEO whose grants are determined by the Compensation Committee. Option grants are generally made in the first quarter of the calendar year (aligned with the Company’s first quarter Board meeting), with 25% of the options vesting immediately on the date of the grant, and 25% vesting annually thereafter for three years. The timing of option grants is not made in connection with the public release of material non-public information, such as earnings press releases.

Perquisites

Perquisites provided by the Company are currently offered only to the CEO through his employment contract. Those perquisites include: lifetime medical, dental and vision benefits for the CEO and his spouse at no more than 50% of the cost of salaried group insurance coverage cost; a life insurance policy in the face amount of $400,000; an automobile allowance not to exceed $1,000 per month; minimum housing allowance of $8,000 per calendar quarter (reviewed annually by the Compensation Committee); and first-class travel for the CEO’s spouse on business-related travel of the CEO. Other non-material perquisites may be provided from time to time as employment negotiations occur.

Other Benefits

The Named Executive Officers participate, on the same terms as other employees, in a pension plan that is sponsored by Pemco Aeroplex, Inc., a wholly-owned subsidiary of the Company. The pension plan is a qualified defined benefit plan that pays a participant a benefit in accordance with a formula based upon the participant’s years of service and compensation. In addition, the Company maintains a qualified 401(k) plan in which the Named Executive Officers and all other salaried employees participate. Under the 401(k) plan, a participant may contribute a portion of his or her compensation on a pre-tax basis in an amount up to the statutory limits prescribed by the Internal Revenue Code. The Company did not make any matching or other contributions to the 401(k) plan on behalf of any Named Executive Officer.

Supplemental Arrangements

Severance Benefits:    Certain Named Executive Officers have been provided a severance package under the Separation Benefits Plan in the event they are terminated prior to December 1, 2007 for reasons other than cause. The purpose of the severance plan is to provide stability in critical management positions during a time of uncertainty stemming from the sale of subsidiaries and pending defense contract awards. The current Chief Financial Officer and Vice President, Legal & Corporate Affairs have received coverage letters under the plan. The CEO is not covered under the plan because he has a separate agreement in place for payment of separation benefits. Under his Employment Agreement, Mr. Aramini is entitled to various amounts on the termination of his employment. In the event Mr. Aramini is terminated without cause, he is entitled to receive his base salary and employee benefits until the earliest of (i) twenty-four months following the date of termination, (ii) the expiration of the employment period or (iii) the date Mr. Aramini becomes eligible to receive such salary and benefits from some other source (determined on a benefit-by-benefit basis). In addition, in the event Mr. Aramini is terminated without cause any unvested stock options will immediately vest. In addition, Mr. Aramini is the sole participant in a nonqualified deferred compensation plan described on page 17. If Mr. Aramini is terminated for cause, he is entitled to receive his base salary and accrued vacation through the date of his termination. See “Potential Payments Upon Termination or Change of Control” on page 17. Under the terms of the plan, if the employment of an eligible employee of the Company is involuntarily terminated after December 1, 2006 and prior to December 1, 2007, then the employee will be eligible to receive certain separation benefits, as are specified in his or her coverage letter. The participation period is also specified in the coverage letter sent to the employee. The post-termination benefits available to the Chief Financial Officer and Vice President, Legal & Corporate Affairs under their coverage letters consist of payment of six months’ salary.

Change of Control Payments:    Certain Named Executive Officers and senior management have worked diligently to achieve goals and long-term objectives as set out by the Board. The Board believes it is important to protect the executive officers’ financial interests in the event of a change of control in the Company. It is also believed that it serves the best interests of stockholders when executives and senior management are aligned in maximizing the value of the organization. Accordingly, there are certain Named Executive Officers who have provisions in their employment letters or employment agreement, as the case may be, which grant rights in the event of a change of control of the Company. The affected employees are the CEO, CFO and Vice President, Legal & Corporate Affairs. “Change of Control” is defined as (a) the incumbent Board ceases to constitute a majority of the Board; or (b) an individual, entity or group not a member of the incumbent Board acquires beneficial ownership of more than 50% of the Company’s voting securities; or (c) stockholders approve a merger, consolidation, sale or disposition of all or substantially all of the assets or a plan of liquidation or dissolution of the company. Exceptions to (c) occur if (1) holders of voting securities immediately prior to the merger or consolidation hold at least a majority of the voting power of the corporation following the merger or consolidation; or (2) the merger or consolidation is effected to implement recapitalization by which no person, entity or group acquires more than 50% of the voting power; or (3) the merger or consolidation where the Company is the surviving corporation and the transaction is determined not to be change of control. Each of the three referenced Named Executive Officers is provided a change of control benefit of one year’s salary and immediate automatic vesting of all unvested options, except the CEO, whose employment contract calls for different severance benefits. See “Potential Payments Upon Termination or Change of Control” on page 17.

Written Employment Arrangements

The Company has provided the CFO and the Vice President, Legal and Corporate Affairs with letters of employment dated October 1, 2006 and March 2, 2000 respectively. The material terms of the letters are substantially the same, whereby the Company agrees to provide base salary, short-term and long-term incentive compensation, signing bonus, annual options that vest over a four-year period and change of control provisions consisting of one year’s base salary.

The CEO is the only named executive officer with a written employment agreement. His employment agreement covers the period from January 1, 2000 until December 31, 2007. This employment agreement provides for an annual base salary of $250,000, with the base salary to be reviewed by the company and subject to increase in its discretion from time to time. Mr. Aramini is entitled to an annual cash bonus that permits him to earn up to 175% of his base salary depending upon the operating profits of the Company and his individual performance. The employment agreement provided for a grant of options to purchase 100,000 shares of the company’s common stock, 20% of which vested immediately and the remainder vest at the rate of 20% per year. Mr. Aramini is also entitled to vacation, lifetime medical benefits and other employee benefits under the Company’s employee benefits plans, an annual car and housing allowance, and a household improvement allowance in conjunction with his move to the Birmingham, Alabama area. Mr. Aramini’s employment agreement was amended in May 2002. Under this amendment, he was granted options to purchase an additional 20,000 shares of common stock, which options vested on January 1, 2005. Under the terms of a further amendment to the employment agreement entered into in May 2003, Mr. Aramini was granted options to purchase an additional 40,000 shares of common stock, which options vested at a rate of 20,000 shares per year on each of January 1, 2006 and January 1, 2007. The purpose of the amendments and the grants was to provide Mr. Aramini with continued incentive to remain with the Company on a long-term basis.

Tax and Accounting Implications

Deductibility of Executive Compensation:    Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 2006, the Company does not anticipate that there will be nondeductible compensation for any of its executive officers.

The Compensation Committee plans to continue to review the matter for 2007 and future years in order to determine the extent of possible modification to the Company’s compensation arrangements.

Accounting for Stock-Based Compensation:    Beginning on January 1, 2006, the Company began accounting for stock-based compensation, including stock options granted under the Nonqualified Stock Option Plan, in accordance with the requirements of FASB Statement 123(R).

Summary of Compensation

The following table sets forth a summary of the compensation paid or accrued during the last fiscal year with regard to (i) the Company’s Chief Executive Officer, (ii) the Company’s current and former Chief Financial Officer and (iii) the two other most highly compensated officers of the Company who were serving as executive officers as of December 31, 2006 and whose total compensation exceeded $100,000 during 2006 (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)		Total Compen- sation ($)
Ronald A. Aramini President and Chief Executive Officer	2006	$342,368	$165,000	$—	$229,214	$—	$31,180	$458,002	(2)	$1,225,764

Randall C. Shealy Senior Vice President and Chief Financial Officer(5)	2006	$177,528	$100,000	$—	$51,243	$—	$5,396	$916	(3)	$335,083

Doris K. Sewell Vice President—Legal and Corporate Affairs	2006	$177,588	$40,000	$—	$74,164	$—	$2,718	$870	(3)	$295,340

John R. Lee Senior Vice President and Chief Financial Officer(5)	2006	$62,515	$—	$—	$65,374	$—	$26,890	$116,793	(4)	$271,572

Eric L. Wildhagen Vice President—Engineering and Product Support(6)	2006	$136,682	$—	$—	$19,118	$—	$11,074	$932	(3)	$167,806

(1)	Represents the compensation costs of stock options for financial reporting purposes for 2006 under FAS 123(R), rather than the amounts paid to or realized by the Named Executive Officer. See Note 8 to the financial statements in our Form 10-K for the year ended December 31, 2006 for the assumptions made in determining the 123(R) values. There can be no assurance that the 123(R) amounts will be realized.

(2)	Reflects $359,861 contributed to Mr. Aramini’s executive deferred compensation arrangement in January 2007, $32,000 in housing allowance, $24,000 board meeting fees, $19,470 in auto allowance and $15,159 in spousal travel provided by the Company. In addition, $5,045 of premiums were paid on a life insurance policy for Mr. Aramini’s benefit and $2,467 reflects the Company paid portion of various life and disability insurance policies.

(3)	Reflects the Company paid portion of premiums of various life and disability insurance policies.

(4)	Reflects $115,661 of severance pay and $1,132 reflects the Company paid portion of various life and disability insurance policies.

(5)	Effective March 31, 2006, Mr. Lee retired from the Company. Effective April 1, 2006, Mr. Shealy was appointed Senior Vice President and Chief Financial Officer of the Company.

(6)	Effective March 16, 2007, Mr. Wildhagen voluntarily resigned from the Company.

Grants of Plan-Based Awards

The following table sets forth certain summary information concerning individual grants of plan-based awards made during 2006 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN 2006(1)

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Aramini	4/5/2006	$—	$—	$—	—	—	—	—	10,000	$17.38	$85,548
Randall C. Shealy	4/1/2006	$—	$—	$—	—	—	—	—	10,000	$17.66	$86,957
	4/5/2006	$—	$—	$—	—	—	—	—	1,500	$17.38	$12,832
Doris K. Sewell	4/5/2006	$—	$—	$—	—	—	—	—	2,000	$17.38	$17,110
John R. Lee	N/A	$—	$—	$—	—	—	—	—	N/A	N/A	N/A
Eric L. Wildhagen	4/5/2006	$—	$—	$—	—	—	—	—	500	$17.38	$4,277

(1)	These options were granted pursuant to the Company’s Nonqualified Stock Option Plan during April 2006. Option grants are generally made in the first quarter of the calendar year (aligned with the Company’s first quarter Board meeting), with 25% of the options vesting immediately on the date of the grant, and 25% vesting annually thereafter for three years.

(2)	The value shown is the grant date fair value of the option award computed in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain summary information concerning individual grants of stock options outstanding at December 31, 2006 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Aramini	2,500	7,500	—	$17.38	4/5/2016	—	$—	—	$—
	3,750	3,750	—	$26.15	3/7/2015	—	$—	—	$—
	18,750	25,000	—	$35.70	3/1/3014	—	$—	—	$—
	—	20,000	—	$22.95	5/13/2013	—	$—	—	$—
	20,000	—	—	$22.95	5/13/2013	—	$—	—	$—
	30,000	—	—	$24.53	2/27/2013	—	$—	—	$—
	30,000	—	—	$16.49	3/4/2012	—	$—	—	$—
	20,000	—	—	$16.49	3/4/2012	—	$—	—	$—
	20,000	—	—	$10.59	3/8/2011	—	$—	—	$—
	98,040	—	—	$8.72	1/1/2010	—	$—	—	$—

Randall C. Shealy	375	1,125	—	$17.38	4/5/2016	—	$—	—	$—
	2,500	7,500	—	$17.66	4/1/2016	—	$—	—	$—

Doris K. Sewell	500	1,500	—	$17.38	4/5/2016	—	$—	—	$—
	1,500	1,500	—	$26.15	3/7/2015	—	$—	—	$—
	9,000	3,000	—	$35.70	3/1/2014	—	$—	—	$—
	14,000	—	—	$24.53	2/27/2013	—	$—	—	$—
	12,000	—	—	$16.49	3/4/2012	—	$—	—	$—
	4,500	—	—	$10.59	3/8/2011	—	$—	—	$—

John R. Lee	2,000	—	—	$26.15	3/7/2015	—	$—	—	$—
	9,000	—	—	$35.70	3/1/2014	—	$—	—	$—
	16,000	—	—	$24.53	2/27/2013	—	$—	—	$—
	16,000	—	—	$16.49	3/4/2012	—	$—	—	$—
	11,000	—	—	$10.59	3/8/2011	—	$—	—	$—
	14,800	—	—	$9.53	4/10/2010	—	$—	—	$—

Eric L. Wildhagen	125	375	—	$17.38	4/5/2016	—	$—	—	$—
	250	250	—	$26.15	3/7/2015	—	$—	—	$—
	2,250	750	—	$35.70	3/1/2014	—	$—	—	$—
	6,000	—	—	$24.53	2/27/2013	—	$—	—	$—
	5,600	—	—	$16.49	3/4/2012	—	$—	—	$—

Options Exercised and Stock Vested

The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during 2006.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Aramini	1,960	$23,449	—	$—
Randall C. Shealy	—	$—	—	$—
Doris K. Sewell	—	$—	—	$—
John R. Lee	3,900	$77,071	—	$—
Eric L. Wildhagen	—	$—	—	$—

Pension Plans

The executive officers of the Company are eligible to participate in the pension plan of Pemco Aeroplex, Inc., a wholly-owned subsidiary of the Company (the “Pension Plan”). The following table sets forth the actuarial present value of the accumulated benefits payable under the Pension Plan to the Named Executive Officers.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Ronald A. Aramini	Pension Plan of Pemco Aeroplex, Inc.	7	$120,556	$—
Randall C. Shealy	Pension Plan of Pemco Aeroplex, Inc.	2	$9,540	$—
Doris K. Sewell	Pension Plan of Pemco Aeroplex, Inc.	7	$35,210	$—
John R. Lee	Pension Plan of Pemco Aeroplex, Inc.	7	$108,268	$—
Eric L. Wildhagen	Pension Plan of Pemco Aeroplex, Inc.	6	$29,355	$—

(1)	The actuarial present value of the Named Executive Officer’s accumulated benefit under the Pension Plan is computed using the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2006. This table assumes: (a) remuneration is latest five-year average annual salary, (b) retirement is at age 65 or later and (c) payment is in the form of a single life annuity.

The Pension Plan is a tax qualified defined benefit plan and is subject to certain maximum benefit provisions. The Pension Plan benefit formula is equal to:

(a)	Compensation for the last five years of benefit service not to exceed $220,000 for 2006, multiplied by 1% then multiplied by the employee’s years of credited service (not to exceed 30 years), plus

(b)	$144 multiplied by the employee’s years of credited service (not to exceed 30 years).

The compensation utilized in the Pension Plan formula includes base pay and does not consider bonuses, including those bonuses reflected in the Summary Compensation Table. Pension Plan benefits are not subject to deduction for Social Security or other offset amounts.

Nonqualified Deferred Compensation Plans

As of May 3, 2002, the Company and Mr. Aramini entered into an executive deferred compensation agreement and an associated “rabbi trust.” The agreement provides for an initial lump-sum contribution of $562,140 to the trust. For each of the 2002, 2003, 2004, and 2005 full calendar years of employment, the agreement provides for Company lump sum trust contributions of $287,820, $308,560, $296,000 and $324,240, respectively, following year-end. On May 16, 2003, the Company and Mr. Aramini amended the executive deferred compensation agreement to, among other things, provide for Company lump sum trust contributions for each of the 2006 and 2007 full calendar years of employment of $359,861 and $380,326, respectively. Company contributions to the trust are invested by the trustee and are to be disbursed to Mr. Aramini in accordance with the terms of the agreement; however, funds are subject to the claims of Company creditors until distributed per the agreement. The agreement provides for the distribution to Mr. Aramini of the funds held by the trust upon the termination of his employment other than for cause. Finally, the agreement provides for the distribution of trust funds to a beneficiary upon Mr. Aramini’s death prior to distribution to him. On December 28, 2006, the Company and Mr. Aramini agreed to eliminate the $380,326 lump sum contribution for the 2007 calendar year.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY		Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Ronald A. Aramini	$—	$359,861	(a)	$72,300	$—	$2,393,881
Randall C. Shealy	$—	$—		$—	$—	$—
Doris K. Sewell	$—	$—		$—	$—	$—
John R. Lee	$—	$—		$—	$—	$—
Eric L. Wildhagen	$—	$—		$—	$—	$—

(a)	The contribution of $359,861 was contributed to the rabbi trust in January 2007.

Potential Payments Upon Termination or Change of Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation and benefits to Named Executive Officers of the Company in the event of termination of employment or a change of control of the Company. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. Mr. Randall Shealy and Ms. Doris Sewell have letter agreements with the Company. These agreements provide that upon a change of control of the Company the named executive shall receive severance payments equal to one year’s salary. For purposes of this section, please refer to the “Change of Control” definition on page 12. If a Change of Control occurs, all unvested stock options of the Named Executive Officers immediately vest, however, at December 31, 2006 the unvested stock options of the Named Executive Officers had no intrinsic value.

Under his employment agreement, Mr. Aramini is entitled to various amounts on the termination of his employment. In the event Mr. Aramini is terminated without cause, he is entitled to receive his base salary and employee benefits until the earliest of (i) twenty-four months following the date of termination, (ii) the expiration of the Employment Period or (iii) the date Mr. Aramini becomes eligible to receive such salary and benefits from some other source (determined on a benefit-by-benefit basis). In addition, in the event Mr. Aramini is terminated without cause or if a change of control of the Company occurs, any unvested stock options will immediately vest. If Mr. Aramini is terminated with cause, he is entitled to receive his base salary and accrued vacation through the date of his termination.

The following table describes the potential payments to Mr. Aramini had his employment terminated on December 31, 2006.

Executive Benefits and Payments Upon Termination	Voluntary or For Cause Termination	Early Retirement	Involuntary Without Cause Termination	Termination Following a Change of Control	Death	Disability
Compensation:
Base salary	$—	$—	$342,368	$342,368	$—	$—
Short-term Incentive (100% of base salary)(1)	—	—	—	—	—	—
Benefits and Perquisites:
Incremental Non-qualified pension(2)	359,000	359,000	359,000	359,000	359,000	359,000
Post Retirement Health Care(3)	204,000	204,000	204,000	204,000	125,000	204,000
Life Insurance Proceeds(4)	—	—	—	—	400,000	—
Life Insurance Premiums(4)	—	—	4,077	4,077	—	—
Accrued Pension Benefits(5)	120,556	120,556	120,556	120,556	60,278	120,556
Accrued Vacation Pay	13,168	13,168	13,168	13,168	13,168	13,168

Total:	$696,724	$696,724	$1,043,169	$1,043,169	$957,446	$696,724

(1)	Mr. Aramini is entitled to receive his pro-rata share of any short-term incentive earned during the period in which death, disability or “without cause” termination occurs. Mr. Aramini is entitled to receive two times his pro-rata share of any short-term incentive earned during the period in which a “change of control” occurs. While the Board of Directors did exercise its discretionary authority and awarded Mr. Aramini a short-term incentive bonus of $165,000, the Company was under no contractual obligation on December 31, 2006 to pay a short-term incentive as the Company’s financial performance goals were not met. No short-term incentives are paid in the event of a “for cause” termination.

(2)	The amount shown represents a contribution the Company was obligated to contribute into a trust for Mr. Aramini. The contribution was made to the Trust in January 2007. No further contributions are required.

(3)	Mr. Aramini is entitled to lifetime medical and dental benefits for him and his spouse. Mr. Aramini will continue to pay medical and dental premiums in effect at the date of termination and pay 50% of the increase in future year premiums such that Mr. Aramini’s total premium will not exceed 50% of the total of the Company-paid and employee-paid premiums in effect at the date of termination. The amount of post-retirement healthcare cost is presented using the present value of future benefits assuming a 6% discount factor, a 5% annual increase in healthcare cost and a joint mortality table for life expectancy.

(4)	The Company is required to maintain a $400,000 life insurance policy on Mr. Aramini during his employment. The Company is required to maintain that policy for a minimum of twelve months following the date of termination if termination was “without cause” or related to a “change of control”. Annual premiums were $4,076 at December 31, 2006.

(5)	The accrued pension benefits is an actuarially determined present value of the monthly pension of $1,000 as of December 31, 2006 using standard actuarial mortality tables. Upon Mr. Aramini’s death, the monthly pension for Mr. Aramini’s spouse is reduced by 50%.

The following describes the potential payments upon termination or a change of control of the Company for Randall C. Shealy, the Senior Vice President and Chief Financial Officer of the Company. In the event that Mr. Shealy is terminated without cause prior to December 1, 2007, Mr. Shealy is entitled to receive six months salary under the Company’s Separation Plan, which would have been $92,592 at December 31, 2006. In the event that a “change of control” of the Company occurs and Mr. Shealy is not offered continued employment in an acceptable position with comparable compensation, Mr. Shealy will receive a severance payment of one year base salary, which would have been $185,184 at December 31, 2006. In addition, Mr. Shealy would be paid any accrued vacation, which would have been $4,981 at December 31, 2006.

The following describes the potential payments upon termination or a change of control of the Company for Doris K. Sewell, the Vice President of Legal and Corporate Affairs of the Company. In the event that Ms. Sewell is terminated without cause prior to December 1, 2007, Ms. Sewell is entitled to receive six months salary under the Company’s Separation Plan, which would have been $89,445 at December 31, 2006. In the event that a “change of control” of the Company occurs and Ms. Sewell is not offered continued employment in an acceptable position with comparable compensation, Ms. Sewell will receive a severance payment of one year base salary, which would have been $178,890 at December 31, 2006. In addition, Ms. Sewell would be paid any accrued vacation, which would have been $8,945 at December 31, 2006.

Mr. John R. Lee, the Senior Vice President and Chief Financial Officer of the Company, voluntarily resigned from the Company on March 16, 2007. He was paid six months severance pay and accrued vacation pay.

Mr. Eric L. Wildhagen, the Vice President of Engineering and Product Support of the Company, voluntarily resigned from the Company on March 16, 2007. He was paid his accrued vacation balance of $9,533 upon termination.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement on Schedule 14A for the year ended December 31, 2006 for filings with the SEC.

Compensation Committee:

Harold T. “Skip” Bowling

Thomas C. Richards

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of five percent or more of our Common Stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $50,000 in any calendar year. This $50,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the SEC. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms which would generally be available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

The related person transaction described below was approved by the Audit Committee.

Related Person Transactions

On April 23, 2002, the Company loaned Mr. Aramini, its President and Chief Executive Officer, $425,000 under the terms of a Promissory Note. The Promissory Note carries a fixed interest rate of 5% per annum and the principal and accrued but unpaid interest is due and payable within 60 days of Mr. Aramini’s termination of employment with the Company. On March 26, 2007, Mr. Aramini paid all accrued interest on the Promissory Note. As of March 31, 2007, the total outstanding principal remained at $425,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of April 3, 2007 by (i) the Named Executive Officers, directors and nominees for director, (ii) all of the Company’s executive officers and directors as a group and (iii) all other stockholders known by the Company to own beneficially more than five percent of the Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent Beneficially Owned (%)(3)
Michael E. Tennenbaum	1,129,410	(4)	26.6%
Tennenbaum & Co., LLC	1,004,566	(5)	24.3%
Babson Capital Management LLC	1,000,000	(6)	24.2%
MassMutual Life Insurance Company	1,000,000	(6)	24.2%
Tennenbaum Capital Partners, LLC	675,750	(7)	16.4%
SVIM/MSM, LLC	456,809	(8)	11.1%
Clarium LP	413,760	(9)	10.0%
Hovan Capital Management, LLC	400,150		9.7%
Rustic Canyon Ventures, L.P.	308,219		7.5%
FMR Corp.	245,280	(10)	5.9%
Ronald A. Aramini	281,165		6.4%
Thomas C. Richards	151,844		3.6%
Harold T. “Skip” Bowling	129,498		3.0%
Ronald W. Yates	83,708		2.0%
Doris K. Sewell	48,750		1.2%
Robert E. Joyal	23,333		*
Hugh Steven Wilson	21,000		*
Eric L. Wildhagen	15,225		*
Randall C. Shealy	9,750		*
All Executive Officers, Directors and Director Nominees as a group (10 persons)	1,893,683		37.8%

*	Less than 1%

(1)

The address for Michael E. Tennenbaum, Tennenbaum & Co., LLC (“TCO”) and Tennenbaum Capital Partners, LLC (“TCP”) is 2951 28th Street, Suite 1000, Santa Monica, California 90405. The address for Babson Capital Management LLC (“Babson”), is 1500 Main Street, Springfield, Massachusetts 01115. The address for Massachusetts Mutual Life Insurance Company (“MassMutual Insurance”) is 1295 State Street, Springfield, Massachusetts 01111. The address for Clarium LP is 555 California Street, Suite 4360, San Francisco, CA 94104. The address for Hovan Capital Management, LLC is 81 Beach Road, Belvedere, California 94920. The address for Rustic Canyon Ventures, L.P. is 220 West First Street, 6th Floor, Los Angeles, California 90012. The address for all other beneficial owners is c/o Pemco Aviation Group, Inc. 1943 North 50th Street, Birmingham, Alabama 35212.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of April 3, 2007 (“Option Shares”): Mr. Tennenbaum 124,844 Option Shares; Mr. Aramini 281,165 Option Shares; General Richards 150,750 Option Shares; Mr. Bowling 129,498 Option Shares; General Yates 83,708 Option Shares; Ms. Sewell 48,750 Option Shares; Mr. Joyal 23,333 Option Shares; Mr. Wildhagen 15,225 Option Shares; Mr. Wilson 20,000 Option Shares; and Mr. Shealy 9,750 Options Shares. Beneficial ownership of stockholders with more than 5% beneficial ownership of the Common Stock of the Company has been determined by the Company from the most recent filings as of April 3, 2007 made by such stockholders with the SEC under Section 13 of the Exchange Act.

(3)	Percentage ownership is based on 4,126,200 shares of Common Stock outstanding as of April 3, 2007. In the case of persons who possess outstanding stock options, percentage ownership is based on shares of Common Stock outstanding as of April 3, 2007 and the number of shares underlying options held by such person exercisable within 60 days from said date.

(4)	Mr. Tennenbaum may be deemed to beneficially own 1,129,410 shares of Pemco Common Stock, which includes 456,809 shares which he has shared voting and dispositive power with TCP, SVIM/MSM, LLC (“SVIM/MSM”) and TCO, 50,575 shares which he has shared voting and dispositive power with TCP, SVIM/MSM II, LLC (“SVIM/MSM II”) and TCO, 3,730 shares which he has shared voting and dispositive power with TCP, TCO and a separate account managed by TCP, 328,816 shares which he has shared voting and dispositive power with TCO, and 124,844 shares issuable to Mr. Tennenbaum upon the exercise of outstanding stock options that are exercisable within 60 days of April 3, 2007.

(5)	TCO may be deemed to beneficially own 1,004,566 shares of the Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with TCP, SVIM/MSM and Mr. Tennenbaum, 215,211 shares which it has shared voting and dispositive power with TCP, SVIM/MSM II and Mr. Tennenbaum, 3,730 shares which it has shared voting and dispositive power with TCP, Mr. Tennenbaum and a separate account managed by TCP and 328,816 shares which it has shared voting and dispositive power with TCP and Mr. Tennenbaum.

(6)	Includes 150,000 shares owned by MassMutual High Yield Partners II LLC (“Mass Mutual High Yield”), 92,900 shares owned by Tower Square Capital Partners, L.P. (“Tower Square”) and 3,652 shares owned by TSCP Selective, L.P. (“TSCP”) as to which Babson and MassMutual Insurance share voting and dispositive power, and as to which Babson and MassMutual Insurance disclaim beneficial ownership. MassMutual Insurance claims beneficial ownership of 753,448 shares, as to which Babson disclaims beneficial ownership. Babson provides investment advice to MassMutual Insurance, Tower Square and TSCP pursuant to advisory agreements with those entities and to MassMutual High Yield, pursuant to authority delegated by MassMutual Insurance. Mr. Joyal disclaims beneficial ownership of the 1,000,000 shares described in this footnote. This information is based solely upon our review of Amendment No. 4 to Schedule 13D filed by David L. Babson & Company, Inc. and certain related parties with the SEC on November 15, 2002, reporting beneficial ownership as of November 6, 2002.

(7)	TCP may be deemed to beneficially own 675,750 shares of Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with SVIM/MSM, TCO and Mr. Tennenbaum, 50,575 shares which it has shared voting and dispositive power with SVIM/MSM II, TCO and Mr. Tennenbaum, and 3,730 shares which it has shared voting and dispositive power with TCO, Mr. Tennenbaum and a separate account managed by TCP.

(8)	SVIM/MSM may be deemed to beneficially own 456,809 shares of Common Stock (11.1% of the outstanding Common Stock of Pemco), which it has shared voting and dispositive power with TCP, TCO and Mr. Tennenbaum.

(9)	Includes 48,743 shares owned by Clarium Capital Management LLC, an affiliate of Clarium LP. This information is based solely upon our review of Amendment No. 4 to Schedule 13G filed by Clarium LP and Capital Management LLC with the SEC on February 13, 2007, reporting beneficial ownership as of December 31, 2006.

(10)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acts as investment advisor to Fidelity Low Priced Stock Fund, which holds 245,280 shares of the Company’s Common Stock. This information is based solely upon our review of the Schedule 13G filed by FMR Corp. with the SEC on February 14, 2005, reporting beneficial ownership as of December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of ten percent or more of the Common Stock (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of ten percent or more of the Common Stock were complied with during 2006.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

General

The Audit Committee of the Board of Directors of the Company has selected Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for 2007. The Audit Committee considered the provision of non-audit services by Grant Thornton in its determination regarding Grant Thornton’s independence. It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires. Grant Thornton has audited the financial statements of the Company for the years ended December 31, 2006 and December 31, 2005.

Audit and Other Fees

The following table provides information relating to the fees billed by Grant Thornton during the fiscal years ended December 31, 2006 and December 31, 2005.

	2006	2005
Audit Fees(1)	$441,000	$461,899
Audit Related Fees(2)	404,750	92,940
Tax Fees(3)	78,575	58,269
All Other Fees(4)	—	9,200

TOTAL	$924,325	$622,308

(1)	Audit fees included fees associated with the annual audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly reports on From 10-Q.

(2)	Audit related fees include fees for (i) carve-out audits of the Company’s Commercial Services business in 2006, (ii) audits of employee benefit plans in 2006 and (iii) for audit procedures performed on schedules provided to lessors for the twelve month period ended September 30, 2006.

(3)	Tax fees includes fees for tax compliance services and miscellaneous international tax assistance.

(4)	All other fees include Section 404 controls documentation training.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. There are no exceptions to the policy of securing pre-approval of the Audit Committee for any service provided by the Company’s independent accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

•

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors the auditors’ independence.

•	We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communications with Audit Committee, as currently in effect.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Robert E. Joyal

Thomas C. Richards

Ronald W. Yates

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company by December 29, 2007 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

The Company’s Bylaws require stockholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The Bylaws prescribe the information to be included in such notice. In accordance with the Company’s Bylaws, a stockholder must notify the Company after February 14, 2008 and before March 13, 2008 of a proposal for the 2008 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice after February 14, 2008 and prior to March 13, 2008, proxies solicited by the Board of Directors of the Company will confer discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by certified mail, return receipt requested, to Pemco Aviation Group, Inc., Attention: Secretary, 1943 North 50th Street, Birmingham, Alabama 35212.

ANNUAL REPORT TO STOCKHOLDERS

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SEC, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT ON FORM 10-K IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO PEMCO AVIATION GROUP, INC., ATTENTION: VICE PRESIDENT—LEGAL AND CORPORATE AFFAIRS, 1943 NORTH 50th STREET, BIRMINGHAM, ALABAMA 35212.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini

President and Chief Executive Officer

Birmingham, Alabama

April 27, 2007

Pemco Aviation Group, Inc.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

5:30 p.m., Central Time, on May 15, 2007.

Vote by Internet

•   Log on to the Internet and go to
 www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:

	For	Withhold		For	Withhold		For	Withhold
01 - Ronald A. Aramini	☐	☐	02 - Harold T. Bowling	☐	☐	03 - Ronald W. Yates	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Pemco Aviation Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2007

The undersigned stockholder of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), hereby appoints Robert E. Joyal and Doris K. Sewell, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 16, 2007 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Pemco Aviation Group, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ÚPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - Ronald A. Aramini	☐	☐	02 - Harold T. Bowling	☐	☐	03 - Ronald W. Yates	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Pemco Aviation Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2007

The undersigned stockholder of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), hereby appoints Robert E. Joyal and Doris K. Sewell, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 16, 2007 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.